   As filed with the Securities and Exchange Commission on October 31, 1996
                                                      Registration No. 333-05437
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -----------------

                        YES! ENTERTAINMENT CORPORATION
            (Exact name of Registrant as specified in its charter)

                              -----------------

           Delaware                                           94-3165290
 -------------------------------                        ----------------------
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                        Identification Number)

          3875 Hopyard Road, Suite 375, Pleasanton, California 94588
     (Address of Registrants's Principal Executive Offices)    (Zip Code)

                               -----------------

                            1992 Stock Option Plan
                     1995 Stock Option Plan, as amended
                           1995 Director Option Plan
                           (Full title of the Plans)

                               -----------------

                             Bruce D. Bower, Esq.
                 Executive Vice President, General Counsel and
                                   Secretary
                        YES! ENTERTAINMENT CORPORATION
                         3875 Hopyard Road, Suite 375
                         Pleasanton, California 94588
                                (510) 847-9444
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                   Copy to:
                             Richard J. Char, Esq.
                             Debra B. Rosler, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (415) 493-9300


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                              Proposed            Proposed
                                                               Maximum             Maximum         Amount of
                                           Amount to be    Offering Price         Aggregate       Registration
Title of  Securities to be Registered       Registered      Per Share(2)      Offering Price(2)       Fee
===============================================================================================================
See below. *                                   N/A*             N/A*                N/A*              N/A*
---------------------------------------------------------------------------------------------------------------

(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-05437, therefore, no further registration fee is required.

                                EXPLANATORY NOTE


     This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (File No. 333-05437) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "1933 Act") by YES! Entertainment Corporation, a Delaware corporation ("YES! Delaware" or the "Registrant"), which is the successor to YES! Entertainment Corporation, a California corporation ("YES! California"), following a statutory merger effective on October 25, 1996 (the "Merger") for the purpose of changing YES! California's state of incorporation. Prior to the Merger, YES! Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, YES! Delaware succeeded by operation of law to all of the assets and liabilities of YES! California. The Merger was approved by the shareholders of YES! California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Except as modified by this Amendment, YES! Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the 1993 Act and the 1934 Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE
               ---------------------------------------

               The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act.

     2. The Registrant's Report on Form 10-Q for the quarterly period ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act.

     3. The Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act.

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 20, 1995, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on June 7, 1995.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.
               -------------------------

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.
               --------------------------------------

               None.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

               The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation, or (iv) for any transaction from which the director derived an improper personal benefit.

               The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

               The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

               Reference is also made to Section 7 of the Underwriting Agreement with GKN Securities Corp., indemnifying officers and directors of the Registrant against certain liabilities. The Amended and Restated Registration Rights Agreement dated as of June 17, 1994 entered into by the Registrant and certain holders (the "Holders") of its Common and Preferred Stock, provides for cross-indemnification of the Holders and of the Registrant, its officers and directors for certain liabilities arising under the Securities Act or otherwise.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

Item 8.        INDEX TO EXHIBITS.


   Exhibit
   Number                             Description of Document
--------------      -----------------------------------------------------------
   4.1(1)           Certificate of Incorporation of Registrant.
   4.2(2)           Bylaws of Registrant.
  23.1              Consent of Ernst & Young LLP, independent auditors (see page
                    II-6).

--------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrants' Registration Statement on Form 8-B filed with the Securities and Exchange Commission on October 31, 1996.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrants' Registration Statement on Form 8-B filed with the Securities and Exchange Commission on October 31, 1996.

ITEM 9.        UNDERTAKINGS.

               (a)    The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 31st day of October 1996.

                                    YES! ENTERTAINMENT CORPORATION

                                    By:  /s/ BRUCE D. BOWER
                                        -------------------------------
                                              Bruce D. Bower
                                           Executive Vice President,
                                         General Counsel and Secretary


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons on October 31, 1996, in the capacities indicated.


          Signature                             Title
          ---------                             -----
* Donald D. Kingsborough        Chairman of the Board and Chief Executive
-----------------------------   Officer (Principal Executive Officer)
DONALD D. KINGSBOROUGH


* Sol Kershner                  Chief Financial Officer (Principal Financial and
-----------------------------   Accounting Officer)
SOL KERSHNER


* David C. Costine              Director
-----------------------------
DAVID C. COSTINE


* Esmond T. Goei                Vice Chairman of the Board
-----------------------------
ESMOND T. GOEI


* Michael J. Marocco            Director
-----------------------------
MICHAEL J. MAROCCO


* Gary L. Nemetz                Director
-----------------------------
GARY L. NEMETZ


*By:   /s/ BRUCE D. BOWER
     --------------------------------
     Bruce D. Bower, Attorney-in-Fact

                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-05437), pertaining to the 1992 Stock Option Plan, the 1995 Stock Option Plan, as amended and the 1995 Director Option Plan of YES! Entertainment Corporation, of our report dated February 28, 1996, with respect to the consolidated financial statements and schedule of YES! Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP


San Jose, California
October 25, 1996